UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2023
VMWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue	Palo Alto	CA	94304
(Address of Principal Executive Offices)			(Zip code)
Registrant’s telephone number, including area code: (650) 427-5000
N/A
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, VMware, Inc. (“VMware” or the “Company”) announced in a press release the appointment of Karen E. Dykstra, age 64, as the Company’s Chief Financial Officer (“CFO”), effective as of June 9, 2023.

Ms. Dykstra is currently a member of the Board of Directors (the “Board”) of VMware, a role she has held since March 2016. She previously was also the Chair of both the Audit Committee and the Nominating, Governance and Related Persons Transactions Committee (the “Governance Committee”) of the Board. Upon Ms. Dykstra’s agreement to serve as CFO, she resigned from the Audit and Governance Committees, which committees are constituted entirely and solely of independent directors. Michael Brown, a current member and former Chair of the Audit Committee, was elected the Chair of VMware’s Audit Committee, and Paul Sagan, Lead Independent Director, Chair of the Compensation Committee and a current member of the Governance Committee, was elected the Chair of VMware’s Governance Committee. Ms. Dykstra will continue to serve on the Board.

Ms. Dykstra has substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, as well as a deep understanding of accounting principles and financial reporting rules and regulations. Additionally, Ms. Dykstra previously made a transition from service on a board of directors to CFO while at AOL, Inc., a global media technology company, where she served on the AOL board of directors from 2009 until September 2012 (including as a member of its Audit Committee from 2010 through 2012) and then as CFO of AOL from September 2012 through July 2015. While serving as CFO, Ms. Dykstra also served as Administrative Officer from November 2013 until July 2015 and then as Executive Vice President from September 2012 until November 2013 of AOL. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), an asset management company, and she served as CFO and Chief Operating Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. She previously spent over 25 years with Automatic Data Processing, Inc. (or ADP), a provider of human capital management solutions to employers, from 1981 through 2006, serving most recently as CFO from January 2003 to May 2006, and previously as Vice President—Finance, Corporate controller, among other capacities.

Ms. Dykstra will be paid a monthly salary of $667,000 and receive a one-time signing bonus of $800,000. Ms. Dykstra will not be eligible to participate in any of VMware’s executive benefit programs, including the Executive Bonus Program, Change-in-Control Retention Plan or Executive Severance Plan.

During the term of Ms. Dykstra’s employment with VMware, she will continue to vest in the equity award she was granted in July 2022 for her service as a VMware director in accordance with the terms of such grant. Accordingly, Ms. Dykstra will continue to finally vest in 569 shares of VMware Class A Common Stock on July 1, 2023. However, Ms. Dykstra will no longer receive cash compensation for her director service and will not be eligible for any director equity grants to be awarded in July 2023.

Ms. Dykstra is currently a party to VMware’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.3 to VMware’s Form 10-Q filed June 3, 2022.

On May 23, 2023, Zane Rowe resigned from his position as VMware’s CFO and Executive Vice President, effective June 9, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of VMware, Inc. dated May 25, 2023

104 Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 25, 2023

VMware, Inc.

By:	/s/ Craig Norris
Craig Norris
Vice President, Deputy General Counsel and Assistant Secretary